Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.


April 24, 2007

                        FIRST CLOVER LEAF FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND


     EDWARDSVILLE, Illinois - Media Contact Dennis Terry (618) 656-6122

     First Clover Leaf Financial Corp. (the "Company")(Nasdaq: FCLF - News) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.06 per share for the quarter ended March 31, 2007. The dividend will be payable to stockholders of record as of May 18, 2007 and is expected to be paid on May 25, 2007.

     The Company has 9,074,031 shares of common stock outstanding, following completion of its second-step mutual to stock conversion and acquisition of Clover Leaf Financial Corp., the former holding company of the former Clover Leaf Bank, Edwardsville, Illinois, which was consummated on July 10, 2006.

     The Company is the unitary savings and loan holding company of First Clover Leaf Bank, formerly First Federal Savings and Loan Association of Edwardsville, a federal savings association that was re-named First Clover Leaf Bank following the acquisition of Clover Leaf Bank.

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